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[LOGO]                                              Line of Credit Agreement
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NBD Bank, an Illinois banking corporation (the "Bank"), whose address is
211 South Wheaton Avenue, Wheaton, Illinois 60187, has approved the credit facility listed below (the "Credit Facility") to Metzler & Associates, Inc. (the "Borrower"), whose address is 520 Lake Cook Road #500, Deerfield, Illinois 60015 subject to the terms listed below.

1. Credit Facility. The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $1,200,000.00 in the aggregate at any one time outstanding (the "Credit Facility"). Credit under the Credit Facility shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Revolving Business Credit Note executed concurrently (referred to in this agreement as the "Note"). The proceeds of the Credit Facility shall be used for working capital purposes. The Credit Facility shall expire on December 31, 1996.

2. Conditions Precedent.
   2.1 Conditions Precedent to Initial Extension of Credit. Before the first extension of credit under this agreement, whether by disbursement of a loan, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

       A. Loan Documents. The Note and as applicable, the letter of credit applications; the security agreements, financing statements, and/or mortgages; the guaranties; the subordination agreements; and any other loan documents which the Bank may reasonably require to give effect to the transaction described in this agreement;

       B. Evidence of Due Organization and Good Standing. Evidence of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan document required by this agreement. That evidence shall include, articles of incorporation, bylaws, and a certificate of good standing; and

       C. Evidence of Authority to Enter into Loan Documents. Evidence that (i) each party to this agreement and any other loan document required by this agreement is authorized to enter into the transactions described in this agreement and the other loan documents, and (ii) the person signing on behalf of each such party is authorized to do so.

   2.2 Conditions Precedent to Each Extension of Credit. Before any extension of credit under this agreement, whether by disbursement of a loan, or otherwise, the following conditions must be satisfied:

       A. Representations. The Representations are true on and as of the date of the extension of credit;

       B. No Event of Default. No event of default has occurred and is continuing or would result from the extension of credit;

       C. Continued Satisfaction. The Bank is satisfied with the Borrower's managerial and financial status; and

       D. Additional Approvals, Opinions, and Documents. The Bank has received any other approvals, opinions and documents as it may reasonably request.

3. Borrowing Base/Requests to Borrow.
   3.1 Borrowing Base. Notwithstanding any other provision of this agreement, the aggregate principal amount outstanding at any one time under the Credit Facility may not exceed the lesser of the Borrowing Base or $1,200,000.00. Borrowing Base means:

       A. 65% of the Borrower's trade accounts receivable in which the Bank has a perfected, first priority security interest, excluding accounts more than 90 days from the date of invoice, accounts subject to offset or defense, government, bonded, affiliate and foreign accounts, accounts from trade debtors of which more than 10% of the aggregate amount owing from that trade debtor is more than 90 days from the date of invoice, and accounts otherwise unacceptable to the Bank.

   3.2 Requests to Borrow. The Borrower may authorize certain of its officers and other agents to request advances by telephone or other means of communication.

4. Fees and Expenses.
   4.1 Out-of-Pocket Expenses. The Borrower shall reimburse the Bank for its out-of-pocket expenses and reasonable attorneys' fees (including the fees of in-house counsel) allocated to the Credit Facility.

5. Security.
   5.1 To secure the payment of the borrowings under the Credit Facility, the Borrower grants to the Bank a continuing first security interest and/or real estate mortgage, as the case may be, covering its interest in the following property and all its additions, substitutions, increments, proceeds and products, present and future (the "Collateral");

       A. Accounts Receivable. All of the Borrowers' accounts, chattel paper, general intangibles, instruments, and documents (as those terms are defined in the Uniform Commercial Code), rights to refunds of taxes paid at any time to any government entity, and any letters of credit and drafts under them given in support of the foregoing, wherever located;

       B. Inventory. All of the Borrower's inventory, wherever located;

       C. Equipment. All of the Borrower's equipment, wherever located;
          The Borrower has delivered to the Bank executed security agreements and financing statements for the above listed security, in form and substance satisfactory to it.

   5.2 No forbearance or extension of time granted any subsequent owner of the Collateral shall release the Borrower from liability.
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     5.3   ADDITIONAL COLLATERAL/SETOFF. To further secure payment of the borrowings under the Credit Facility and all of the Borrower's other liabilities to the Bank, the Borrower grants to the Bank a continuing security interest in: (i) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity) and
           (ii) all balances of deposit accounts of the Borrower with the Bank. The Bank has the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the Credit Facility, in whole or partial payment of the Credit Facility or other present of future liabilities, without any requirement of mutual maturity.

     5.4 CROSS-LIEN. Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, also secures payment of and is part of the Collateral for the Credit Facility.

  6. AFFIRMATIVE CONVENANTS. So long as any debt remains outstanding under the Credit Facility, the Borrower, and each of its subsidiaries if any shall:

     6.1 INSURANCE. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices.

     6.2 EXISTENCE. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

     6.3 FINANCIAL RECORDS. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank.

     6.4 INSPECTION OF COLLATERAL. Permit the Bank or its agents, at such time and at such intervals as the Bank may reasonably require, to inspect the Collateral and business records related to it.

     6.5 FINANCIAL REPORTS. Furnish to the Bank whatever information, books and records the Bank may reasonably request, including at a minimum:
           (If the Borrower has subsidiaries, all financial statements required will be provided on a consolidated and on a separate basis.)

        A. Within 15 days after each monthly period, a balance sheet as of the end of that period and statements of income, cash flow and retained earnings on a cash basis, from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

        B. Within 15 days after each monthly period, a balance sheet as of the end of that period and statements of income, cash flow and retained earnings on an accrued basis, from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

        C. Within 90 days after, and as of the end of each of its fiscal years, a detailed financial statement including a balance sheet and statements of income, cash flow and retained earnings, audited by an independent certified public accountant of recognized standing.

        D. Within 15 days after and as of the end of each calendar month, a list of accounts receivable, aged from date of invoice certified as correct by one of its authorized agents.

        E. Within 15 days after and as of the end of each calendar month, during such time or times as borrowings are outstanding under the Credit Facility, a Borrowing Base certificate in form satisfactory to the Bank, certified as correct by one of its authorized agents.

  7. NEGATIVE COVENANTS.

     7.1 DEFINITION. As used in this agreement, the following term shall mean:

        A. "Tangible Net Worth" means total assets less the sum of intangible assets plus total liabilities. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.

     7.2 Unless otherwise noted, the financial requirements set forth in this Section shall be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

     7.3 Without the written consent of the Bank, so long as any debt remains outstanding under the Credit Facility, the Borrower will not: (where appropriate, convenants shall apply on a consolidated basis)

        A. Dividends. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock, except dividends payable in its capital stock or dividends payable to "Subchapter S" corporation shareholders sufficient in amount to pay their income tax obligations related to the Borrower's taxable income.

        B. SALE OF SHARES. Issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire those shares or securities.

        C. DEBT. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Credit Facility. For purposes of this covenant, the sale of any accounts receivable is the incurring of debt for borrowed money.

        D. GUARANTIES. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

        E. LIENS. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens for taxes being contested in good faith.

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      F.  Advances and Investments.  Purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

      G. Use of Proceeds. Use, or permit any proceeds of the Credit Facility to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower will furnish to the Bank a completed Federal Reserve Board Form U-1.

      H. Tangible Net Worth. Permit its Tangible Net Worth to be less than $500,000.00.

      I. Leverage Ratio. Permit the ratio of its total liabilities to its Tangible Net Worth to exceed 3.00 to 1.00.

8. Representation. Borrower represents that (a) it is a corporation duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this agreement and the Note and the performance of the obligations they impose (i) are within its powers, (ii) have been duly authorized by all necessary action of its board of directors, and
(iii) do not contravene the terms of its articles of incorporation, by-laws, or any other agreement governing its affairs. The Borrower further represents that (a) the execution and delivery of this agreement and the Note and the performance of the obligations they impose do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) this agreement and the Note, are valid and binding agreements, enforceable according to their terms; and (c) all balance sheets, statements of income, cash flow and retained earnings, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organization(s) and person(s) to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

9.  Default/Acceleration.

    9.1 Events of Default/Acceleration. If any of the following events occurs the Credit Facility shall terminate and all borrowings under it shall become due immediately, without notice, at the Bank's option:

        A. The Borrower, or any guarantor of the Credit Facility or the Note (the "Guarantor"), fails to pay when due any amount payable under the Credit Facility or under any agreement or instrument evidencing debt to any creditor.

        B. The Borrower or any Guarantor (a) fails to observe or perform any other term of this agreement or the Note; (b) makes any materially incorrect or misleading representation, warranty or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than borrowings under the Credit Facility) such that the creditor declares the debt due before its maturity.

        C. There is a default under the terms of any loan agreement, mortgage, security agreement or any other document executed as part of the Credit Facility, or any guaranty of the borrowings under the Credit Facility becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty.

        D. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.

        E. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

        F. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee for it or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction.

        G. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment.

        H. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation or similar laws or any jurisdiction, and they remain undismissed for 60 days after commencement, or the Borrower or Guarantor consents to the commencement of those proceedings.

        I. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or any Guarantor.

        J.  The Borrower or any Guarantor dies.

        K.  The Borrower or any Guarantor, without the Bank's written consent,
            (a) is dissolved, (b) merges or consolidates with any third party,
            (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other corporation or business entity, except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).

        L. The loan to value ratio of any pledged securities at any time exceeds the Bank's limit for securities of the type pledged, and that excess continues for five (5) days after notice from the Bank to the Borrower.

        M. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse.

        N.  The Bank in good faith deems itself insecure.

    9.2 Remedies. If the borrowings under the Credit Facility are not paid at maturity, whether by acceleration or otherwise, the Bank shall leave all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice is met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any

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          other person or business entity, with or without designating the capacity of that nominee. The Borrower is liable for any debt remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of everything incurred in the making or collection of the Credit Facility, including without limitation reasonable attorneys' fees and court costs (whether attributable to the Bank's in-house or outside counsel). These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

10.  Miscellaneous.

   10.1 Notice from one party to another relating to this agreement is effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or fax number set forth under its name below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express or like overnight courier service, or (e) fax, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section is deemed delivered on receipt if delivered by hand or wire transmission, three business days after mailing by first class, registered or certified mail, or one business day after mailing or deposit with an overnight courier service.

   10.2 No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

   10.3 This agreement, the Note, and any related loan documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one of more of the obligations of the Borrower under this agreement or the Note is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Note in any other jurisdiction.

   10.4 This agreement is delivered in the State of Illinois and governed by Illinois law. This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns.

   10.5 Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

11. Waiver of Jury Trial. The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement, or any of the transactions contemplated by this agreement, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

Executed by the parties as of:  May 31, 1996.

     "BANK"                                 "BORROWER"

     NBD BANK                               Metzler & Associates, Inc.

By:  /s/ Richard E. Stiles             By:  /s/ Robert P. Maher
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     Vice President
                                            ROBERT P. MAHER, PRESIDENT & CEO
                                            --------------------------------
ADDRESS FOR NOTICES:                        Printed Name

NBD Bank                                    ADDRESS FOR NOTICES:
211 South Wheaton Avenue
Wheaton, Illinois 60187                     Metzler & Associates, Inc.
ATTN: Highland Park Office                  528 Lake Cook Road #500
                                            Deerfield, Illinois 60015
Fax/Telex No. (847)432-9469
                                            Fax/Telex No. (847)945-0240
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